Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Apple Hospitality REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares, no par value per share	457(o) and 457(r)			$500,000,000	0.00015310	$76,550(1)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$500,000,000		$76,550

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$73,800

	Net Fee Due							$2,750

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Apple Hospitality REIT, Inc.	424(b)(5)	333-262915	2/23/2024		$73,800 (2)	Equity	Common shares, no par value per share	$500,000,000	$500,000,000

Fee Offset Sources	Apple Hospitality REIT, Inc.	424(b)(5)	333-262915		2/23/2024		Equity	Common shares, no par value per share			$64,999.50 (3)

Fee Offset Sources	Apple Hospitality REIT, Inc.	424(b)(5)	333-262915		2/23/2022		Equity	Common shares, no par value per share			$0 (3)

Fee Offset Sources	Apple Hospitality REIT, Inc.	424(b)(5)	333-231021		8/12/2020		Equity	Common shares, no par value per share			$20,378 (3)

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-285184) filed by the registrant on February 25, 2025.

(2)
The registrant terminated the offering of unsold securities under the prospectus supplement dated February 23, 2024 (the “2024 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form
S-3
(Registration
No. 333-262915)
(the “2022 Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2024.

(3)
On April 25, 2019, the registrant filed a Registration Statement on Form
S-3
(Registration
No. 333-231021)
(the “2019 Registration Statement”) and deferred payment of the registration fee pursuant to Rules 456(b) and 457(r). On August 12, 2020, the registrant filed a prospectus supplement to the 2019 Registration Statement (the “2020 Prospectus Supplement”) with the SEC and concurrently submitted a registration fee of $20,378, after accounting for a fee offset of $18,562 related to unsold securities under the prospectus supplement filed February 28, 2017. The total registration fee due, before accounting for the fee offset, was $38,940. The 2020 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, no par value per share, having an aggregate gross sales price of up to $300 million under an at-the-market
program (the “2020 ATM Program”), the offering of which has been terminated. On February 23, 2022, the registrant filed a prospectus supplement to the 2022 Registration Statement (the “2022 Prospectus Supplement”) with the SEC and did not pay a registration fee, after accounting for a fee offset of $20,761.75 related to unsold securities under the 2020 Prospectus Supplement. The total registration fee due, before accounting for the fee offset, was $20,761.75. The 2022 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, no par value per share, having an aggregate gross sales price of up to $300 million under an at-the-market
program (the “2022 ATM Program”), the offering of which has been terminated. Following the filing of the 2022 Prospectus Supplement, $8,309.18 remained available to offset future registration fees. On February 23, 2024, the registrant filed the 2024 Prospectus Supplement with the SEC and concurrently submitted a registration fee of $64,999.50, after accounting for a fee offset of $ 8,800.50 related to unsold securities under the 2020 Prospectus Supplement and the 2022 Prospectus Supplement. The total registration fee due, before accounting for the fee offset, was $73,800. The 2024 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, no par value per share, having an aggregate gross sales price of up to $500 million under an at-the-market
program (the “2024 ATM Program”). As of the date of this prospectus supplement, $500 million remains unsold under the 2024 ATM Program. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $73,800 is available to offset the current registration fee.